SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2008

Biodiesel of America, Inc.

Florida	333-147640	26-1439372
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID No.)

2720 N.W. 55th Ct., Fort Lauderdale, Florida 33309

(Address of principal executive offices)

954-731-0707

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant's Certifying Accountant

On October 15, 2008, the registrant received correspondence from its independent public accountant, Braverman International, P.C., that the client-auditor relationship was terminated. The decision by Braverman International, P.C.  reflects its resignation.  Their report on the financial statements as of October 31, 2007, and for the period from October 31, 2007 to October 31, 2007, did not contain an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles. During the most recent fiscal year, and the subsequent interim period preceding the resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter or the disagreements in connection with its reports.

The registrant has provided Braverman International, P.C., a copy of this disclosure, and Braverman International, P.C. has furnished it with a letter addressed to the U.S. Securities and Exchange Commission indicating that it agrees with the statements herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 16 - Letter from Braverman International, P.C. dated December 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Biodiesel of America, Inc. (Registrant)

Dated: December 17, 2008	By:	/s/ Stanley Streicher
Stanley Streicher
Chief Executive Officer

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